Exhibit 10.08

DATED	28th February 2013

International Images Ltd (1) Birchley Ltd (2) Capital Art Inc (3)

Deed of Variation

THIS DEED OF VARIATION is made the 28th day of February 2013 BETWEEN INTERNATIONAL IMAGES LTD whose registered office is at 1st Floor, 65 Knightsbridge, London SW1X 7RA (“the Company) of the first part BIRCHLEY LTD whose registered office is at 52 Bluebridge Road, Brookmans Park, Herts AL9 7SA (“the Debenture Holder) of the second part and CAPITAL ART INC of 6150 Washington Boulevard, Culver City, California 90232, USA (“Capital”) of the third part

WHEREAS:-

1.	On the 21st December 2011 the parties entered into an Agreement (“the Agreement”) a copy of which is annexed hereto.

2.	The parties now wish to vary the terms of the Agreement on the terms set out hereunder.

NOW THIS DEED WITNESSETH as follows:-

1.	The Company has failed to pay monies due to the Frank Worth Estate and as a consequence the Estate has reclaimed Title to the assets defined in recital A of the Agreement over which the Debenture Holder had registered a Charge as further defined in recital B of the Agreement.
2.	The Company is unable to comply with the terms of the Agreement and is unable to sell the assets of the Frank Worth Estate and Daniel Furon Collection to Capital on the basis as set out in the Agreement.
3.	Capital had paid to the Debenture Holder $150,000 and the Debenture Holder will repay $100,000 to Capital upon the issue to it or as it directs of a further 400,000 shares in Capital.
4.	The parties agree they have no further claims against each other and upon receipt of the further 400,000 shares in Capital the Debenture Holder will release the Company from its Charge and file a Memorandum of Satisfaction at Companies House to reflect such release.

IN WITNESS hereof this Agreement has been signed by a duly authorised officer of the Company, the Debenture Holder and Capital

Officer of the company	/s/ Alan Judd
Director

Officer of the Debenture Holder	/s/ Philip Englefield
For and on Behalf of Birchley Ltd

Officer of Capital	/s/ Sean Goodchild
Sean Goodchild CEO